UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2017

TEGNA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-6961	16-0442930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia 22107-0150

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (703) 873-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On December 18, 2017, TEGNA Inc. (the “Company”) announced that it has entered into a definitive agreement to acquire substantially all of the assets of KFMB-TV, the CBS affiliated television broadcast station in San Diego, California, KFMB-D2 (CW) and radio broadcast stations KFMB-AM and KFMB-FM in San Diego (collectively, the “Stations”) from Midwest Television, Inc. (the “Transaction”).

The purchase price for the Stations is $325 million, subject to working capital and other adjustments. The Transaction is subject to customary regulatory approvals and closing conditions, and is expected to close in the first quarter of 2018.

On December 18, 2017, the Company issued a press release announcing the Transaction, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of TEGNA Inc., dated December 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2017	TEGNA INC.

	By:	/s/ Akin S. Harrison
	Name:	Akin S. Harrison
	Title:	Senior Vice President, Associate General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of TEGNA Inc., dated December 18, 2017.